Exhibit 99.2

ADVANCEPCS
AMENDED AND RESTATED CORPORATE OFFICER INCENTIVE PLAN

I. Purpose

The purposes of the Plan are to: (A) support the overall business strategies of the Company; (B) align the interests of key Employees of the Company with those of the stockholders of the Company by providing them additional compensation based on achievement of performance objectives; (C) provide an incentive opportunity for key Employees that is consistent with the Company’s performance-based compensation philosophy; and (D) enhance the Company’s ability to attract, motivate, reward and retain key Employees and to strengthen their commitment to the success of the Company. To this end, the Plan provides a means of annually rewarding participants. If approved by the Board and stockholders, this Plan will amend and restate the Advance Paradigm Corporate Officer Incentive Plan.

II. Definitions

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, such Person. Any Relative (for this purpose, “Relative” means a spouse, child, stepchild, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for purposes hereof. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Company stock.

“Award” shall mean the incentive award earned by a Participant under the Plan for any Performance Period.

“Base Salary” shall mean the annual cash compensation earned by a Participant relating to services performed during the fiscal year excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Company and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Company; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Participant.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean (A) a sale of a majority of the Shares of the Company, (B) a sale of substantially all of the assets of the Company, (C) a merger in which the Company is not to be the surviving corporation; provided, however, that any transaction between the Company and any Affiliate of the Company shall not be deemed to constitute a Change in Control under this Plan, or (D) individuals who constitute the Board on any day (the “Incumbent Board”) cease for any reason other than their deaths or the expiration of the Class B-1 and Class B-2 board seats (as defined in the Company’s Amended and Restated Certificate of Incorporation) to constitute at least a majority of the Incumbent Board on the following day (which day shall be the day on which a “change in control” shall be deemed to have occurred), provided that any individual becoming a director subsequent to July 22, 2002 whose election or nomination for election was approved by a vote of not less than two-thirds of the Incumbent Board (excluding the Class B-1 and Class B-2 Directors) shall be considered, for purposes of this Plan, as though such person were a member of the Incumbent Board.

“Code” shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, each as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board.

“Company” shall mean AdvancePCS, Inc. and its Subsidiaries, successors and assigns.

“Covered Employee” shall have the meaning ascribed to such term in Section 162(m)(3) of the Code.

“Disability” shall mean “permanent disability”, as that term is defined in the Company’s long-term disability plan.

“Employee” shall mean any person (including an officer) employed by the Company on a salaried basis.

“Eligible Individual” shall mean any key Employee of the Company, provided that such Employee has been employed by the Company for at least three months during the applicable Performance Period.

“Participant” or “Participants” for any Performance Period, shall mean all Eligible Individuals selected by the Committee to participate in the Plan for such Performance Period pursuant to Section V and the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), President, Vice Chairman, Executive Vice President(s) and any other Eligible Individuals who are reasonably expected to be Covered Employees.

“Performance-Based Compensation” shall mean any Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

“Performance Period” shall mean April 1, 2002 — March 31, 2003, and each successive fiscal year of the Company thereafter while the Plan is in effect.

“Performance Goals” shall mean one or more of the following objective performance goals for the appropriate Performance Period, as determined in accordance with Section V. Performance Goals may be expressed in terms of: (A) earnings per share; (B) revenue growth (including subsets thereof such as mail revenue growth, specialty distribution revenue growth and others; (C) return on equity or assets; (D) increase in number of covered lives; (E) maintenance of sales targets; (F) service level improvement (including subsets thereof such as mail service improvement, call center improvement, systems availability and others); (G) operating income; (H) cash flow; (I) earnings before interest, taxes, depreciation and amortization; (J) market share; (K) implementation or completion of critical projects or processes; (L) completion of corporate transactions; (M) cost reduction or containment goals; (N) stock price; or (O) any one or combination of the foregoing. Performance Goals may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

“Performance Goal Levels” shall mean the level of achievement attained with respect to each Performance Goal for the applicable Performance Period, which is established by the Committee pursuant to Section V. Performance Goal Levels may include a threshold level of performance below which no Award shall be earned, levels of performance at which an Award shall become partially earned, a level of performance at which an Award shall be fully earned (target) and a level of performance at which a maximum Award shall be earned.

“Person” means ‘person’ as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, including without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

“Plan” shall mean this Amended and Restated AdvancePCS Corporate Officer Incentive Plan, as in effect and amended from time to time.

“Retirement” shall mean “retirement” as that term is defined in the Company’s retirement plan or such earlier time as determined with the prior written approval by the Company.

“Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

“Subsidiary” shall mean a corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, with the Company being treated as the employer corporation for purposes of this definition.

III. Eligibility and Participation

(A)  Generally, all Eligible Individuals are eligible to become Participants in the Plan for any Performance Period. Participants in the Plan for any Performance Period shall include those Eligible Individuals chosen by the Committee in accordance with Section V of the Plan, and whom the Committee deems to have a significant impact on the current and future success of the Company. Notwithstanding the foregoing or anything in this Plan to the contrary, however, the Company’s CEO, CFO, President, Vice Chairman, Executive Vice President(s) and all other individuals who are reasonably expected to be Covered Employees shall be Participants in the Plan in every Performance Period.

(B)  If an Eligible Individual becomes a Participant after the commencement of a Performance Period, such Participant’s Award will be pro-rated based on the number of days that he or she is a Participant, unless otherwise determined by the Committee.

IV. Administration

(A)  The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be an “outside director” within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code. The Committee shall have full authority to: (1) establish the rules and regulations relating to the Plan; (2) interpret the Plan and those rules and regulations; (3) select Participants in the Plan in each Performance Period (subject, however, to Section III hereof); (4) determine the Company’s Performance Goals for each Performance Period; (5) determine the Performance Goal Level(s) with respect to each applicable Performance Goal in each Performance Period; (6) develop a formula for each Performance Period that ties Performance Goal Level(s) achieved to the amount of any Awards; (7) approve and certify all the Awards; (8) decide the facts in any case arising under the Plan; and (9) make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that the Committee shall not be authorized to increase the amount of an Award payable to a Covered Employee that would otherwise be payable pursuant to the terms of the Plan, but may in its sole discretion decrease the amount of an Award that would otherwise be payable to a Participant pursuant to the terms of the Plan, and provided, further, that the Committee shall only exercise such discretion over the Plan and the Awards granted thereunder to the extent permitted under Section 162(m) of the Code without adversely affecting the treatment of the Participant’s Award as Performance-Based Compensation.

(B)  The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, the Subsidiaries, their respective stockholders and all Employees and Eligible Individuals of the Company and the Subsidiaries, including the Participants and their respective beneficiaries.

(C)  To the extent not inconsistent with Section 162(m) of the Code, the Committee may delegate its authority under the Plan to any officer of the Company.

V. Determination of Participants, Performance Goals and Performance Goal Levels

     (A)  Prior to, or as soon as practicable following the commencement of each Performance Period (or in the case of an individual who becomes an Eligible Individual during the Performance Period, as soon as practicable after such event), the Committee shall determine which Eligible Individuals shall be Participants for such Performance

Period. As soon as practicable following the commencement of each Performance Period (but in no event later than 90 days following the commencement of the Performance Period), the Committee shall determine and communicate in writing to the Participants the Performance Goal(s), Performance Goal Level(s) and formulas that will be used by the Committee to determine the amount of such Participant’s Award for the applicable Performance Period. Generally, a Participant earns an Award for a Performance Period based on the Company’s achievement of specified Performance Goal Level(s) and the application of a specified formula that is tied to the Participant’s Base Salary. The Committee may determine that different Performance Goals, Performance Goal Levels or Award formulas are applicable to different Participants or groups of Participants with respect to a specific Performance Period.

(B)  Notwithstanding anything in this Plan to the contrary, the maximum Award any Participant may receive for any Performance Period is $5,000,000.

VI. Permissible Adjustments

At the time the Performance Goal Level(s) are determined for a Performance Period, or at any time prior to the final determination of Awards in respect of that Performance Period, the Committee may, to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, adjust the Performance Goal Level(s) to reflect the impact of specified corporate transactions (such as a stock-split or stock dividend), special charges, foreign currency effects, accounting or tax law changes and other extraordinary or nonrecurring events. In addition, the Committee retains the sole discretion to decrease, but not increase, the amount of any Award that would otherwise be payable pursuant to the terms of the Plan.

VII. Payment of Awards

(A)  As soon as practicable after the close of a Performance Period (but in no event later than 120 days after the close of such period) and prior to the payment of any Award, the Committee shall determine the amount of each Participant’s Award based on the Performance Goal Level(s) achieved and specified formula, and certify in writing that the applicable Performance Goal Level(s) have been achieved to justify such Award. Subject to the provisions of Section VIII of the Plan, each Award shall be paid in a single lump sum cash payment, as soon as practicable following the Performance Period and certification of the Committee, but in no event later than 120 days following the end of the applicable Performance Period.

(B)  If a Change in Control occurs, the Company shall, within 10 days thereafter, pay to each individual who was a Participant in the Plan immediately prior to the Change in Control (regardless of whether the Participant remains employed after the Change in Control) a pro-rated Award (based on the number of days that have elapsed during the Performance Period though the date of the Change in Control) which is calculated based on the Performance Goal Level(s) achieved through the date of the Change in Control, and interpolated over the entire Performance Period, provided, however, that in no event shall such Award be less than the amount that would have been paid had the Performance Goal Levels achieved the “target level” as such term is defined in the applicable Performance Period.

VIII. Effect of Termination of Employment

Except as provided in Section VII(B) of the Plan or as otherwise provided in a Participant’s employment agreement, if applicable:

(A)  Unless otherwise provided by the Committee or set forth below, a Participant must be actively employed by the Company at the end of the Performance Period in order to be eligible to receive his or her Award.

(B)  Unless otherwise provided by the Committee, if a Participant’s employment is terminated as result of death, Disability or Retirement with the consent of the Company prior to the end of the Performance Period, such Participant shall receive a pro rata portion of his or her Award that he or she would have received with respect to the applicable Performance Period, which shall be payable at such time that Awards are payable to other Participants.

(C)  Unless otherwise provided by the Committee in connection with specified terminations of employment, if a Participant’s employment terminates for any reason, other than death, Disability or Retirement with the consent of the Company, prior to the end of a Performance Period, no Award shall be payable to such Participant with respect to such Performance Period.

IX. Designation of Beneficiary

A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant’s death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Chief Human Resources Officer of the Company. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an Award, Awards payable under the Plan shall be paid to the Participant’s estate.

X. Termination and Amendment

The Plan shall terminate on March 31, 2007. Prior to March 31, 2007, the Committee may at any time terminate or amend (in whole or in part) this Plan. No such termination or amendment, however, which adversely affects any Participant’s rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto and no amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of Company stockholders.

XI. Miscellaneous Provisions

(A)  This Plan is not a contract between the Company and the Employees, Eligible Individuals or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee, Eligible Individual or Participant any right to be retained in the employ of the Company. The Company is under any obligation to continue the Plan.

(B)  A Participant’s right and interest under the Plan may not be assigned or transferred, except as provided in Section IX of the Plan, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Company’s obligation under the Plan to pay Awards with respect to the Participant.

(C)  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

(D)  The Company shall have the right to deduct from Awards paid and any interest thereon, any taxes or other amounts required by law to be withheld.

(E)  Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof (including but not limited to the Committee) to change the duties or the character of employment of any Employee of the Company or to remove the Employee from the employment of the Company at any time, all of which rights and powers are expressly reserved.

(F)  The Plan is designed and intended to comply with, to the extent applicable, Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

(G)  The Plan and all determinations made and action taken pursuant to the Plan shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(H)  The Plan (as amended and restated) shall take effect upon its adoption by the Board, provided, however, that the amendment and restatement of the Plan shall be subject to the requisite approval of Company stockholders in order to comply with Section 162(m) of the Code. In the absence of such approval, the amendment and restatement of the Plan (and any Awards made pursuant to the Plan as amended and restated prior to such approval) shall be null and void.